UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2026 (January 5, 2026)

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

(407) 298-2000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2026, Jason Lamb was appointed Chief Executive Officer of The LGL Group, Inc. (the "Company"), effective immediately.

Mr. Lamb brings more than 20 years of leadership experience across special operations, intelligence, technology development, and private equity investing. He is a director of Teton Advisors and was a special advisor to LGL Systems Acquisition Corporation. Mr. Lamb previously served as Chief Strategy Officer of BlackSea Technologies, a private equity platform focused on innovative maritime defense technologies, following the acquisition of his company, Hard Yards. A former Navy SEAL officer, Mr. Lamb holds a Master of Business Administration from the University of Virginia Darden School of Business, an Master of Science in the Management of Information Technology from the University of Virginia, a Master of Arts in National Security and Strategic Studies from the Naval War College, and a Bachelor of Science in Political Science from the United States Naval Academy.

In connection with Mr. Lamb's appointment, Marc Gabelli, the Company's current Chief Executive Officer and Chairman of the Board of Directors (the "Board"), ceased serving as Chief Executive Officer and transitioned to the role of Executive Chairman of the Board, effective immediately. Mr. Gabelli will continue to serve as Chairman of the Board and as an executive officer of the Company, providing strategic guidance and leadership support.

There are no arrangements or understandings between Mr. Lamb and any other person pursuant to which he was appointed to serve as an officer of the Company. Mr. Lamb has no family relationship with any director or executive officer of the Company, and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with Mr. Lamb or Mr. Gabelli, and no changes have been made to existing compensatory arrangements of either individual. If the Company enters into any new compensatory arrangements with Mr. Lamb, or if any material changes are made to the compensatory arrangements of Mr. Gabelli, the material terms of such arrangements will be disclosed in a subsequent filing.

Item 7.01.	Regulation FD Disclosure

On January 7, 2026, the Company issued a press release to announce the appointment of Mr. Lamb as the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of The LGL Group, Inc. dated January 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.
(Registrant)

Date: January 7, 2026	By:	/s/ Patrick Huvane
		Name:	Patrick Huvane
		Title:	Executive Vice President - Business Development